Exhibit 99.1

NEWS RELEASE

RAMBUS UPDATES FOURTH QUARTER REVENUE GUIDANCE

SUNNYVALE, CA — January 3, 2012 — Rambus Inc. (NASDAQ:RMBS), one of the world’s premier technology licensing companies, updated its revenue guidance for the quarter ending December 31, 2011.  The Company revised its revenue guidance for the quarter to be approximately $83 million. Rambus initially provided revenue guidance for the quarter in the range of $66 million to $71 million.

Forward Looking Statements and Other Information

This press release contains forward-looking statements related to our revised guidance and expected results of operations for the quarter ending December 31, 2011.  Actual results may differ materially from those contained in the forward-looking statements.  Please refer to the documents Rambus files with the SEC, including Rambus’ most recent Form 10-K and Form 10-Q.  These SEC filings contain and identify important factors that could cause Rambus’ consolidated financial results to differ materially from those contained in Rambus’ forward-looking statements.  Although Rambus believes that the expectations reflected in the forward-looking statements are reasonable, Rambus cannot guarantee future results, levels of activity, performance, or achievements. Rambus is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results. Our business generally is subject to a number of risks which are described more fully in our SEC filings including our Forms 10-K and 10-Q.

About Rambus Inc.

Founded in 1990, Rambus is one of the world’s premier technology licensing companies. As a company of inventors, Rambus focuses on the development of technologies that enrich the end-user experience of electronic systems. Its breakthrough innovations and solutions help industry-leading companies bring superior products to market. Rambus licenses both its world-class patent portfolio, as well as its family of leadership and industry-standard solutions.  Rambus has offices in California, North Carolina, Ohio, India, Germany, Japan, Korea, and Taiwan.  Additional information is available at www.rambus.com.

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RMBSFN

Press Contact:

Linda Ashmore

Rambus Public Relations

(408) 462-8411

lashmore@rambus.com